Exhibit 99.1

Media contact:	Investor/analyst contact:
Bobbie Egan	Chris Berry
Media Relations Manager	Managing Director of Investor Relations
(206) 392-5134	(206) 392-5260

FOR IMMEDIATE RELEASE	Apr. 21, 2011

ALASKA AIR GROUP REPORTS RECORD FIRST QUARTER RESULTS

First quarter highlights:

•
Record first quarter net income excluding special items of $29.5 million, or $0.80 per diluted share, more than double the $13.1 million, or $0.36 per diluted share, reported in the first quarter of 2010. This compares to a First Call mean estimate of $0.71 per share.

•	Net income under Generally Accepted Accounting Principles (GAAP) of $74.2 million, or $2.01 per diluted share, compared to net income of $5.3 million, or $0.15 per diluted share, in 2010.

•	Air Group posts a 16 percent improvement in revenues compared to the first quarter of 2010.

•	Air Group reduces non-fuel unit cost by 6.3 percent.

•	Employee productivity improves 8 percent compared to the first quarter of 2010.

•	Air Group remains well hedged against rising oil prices, saving $12.5 million in the first quarter.

•	Air Group held $1.0 billion in unrestricted cash and marketable securities as of March 31, 2011.

•	Air Group prepaid $52 million of long-term debt during the quarter. Adjusted debt-to-total capitalization ratio now stands at 65 percent, the lowest since 1999.

•	Air Group trailing twelve-month return on invested capital is 11.3 percent.

•	Beginning January 1, 2011, Horizon Air began operating 100 percent of its flights under a capacity purchase arrangement with Alaska Airlines. Four Horizon Q400 aircraft now feature the Alaska livery.

•	Alaska Airlines holds the No. 1 spot in U.S. Department of Transportation on-time performance among the 10 largest U.S. airline for the twelve months ending in February 2011.

•	Air Group completed its current $50 million share repurchase program in early April. Since 2007, Air Group has repurchased approximately 7.6 million shares at an average of $28 per share.

•
Alaska's IAM-represented employees, including customer service agents, reservation agents and certain clerical staff, ratified a new contract on January 31, 2011. Alaska reached a tentative agreement with TWU-represented dispatchers on March 24, 2011.

SEATTLE - Alaska Air Group, Inc. (NYSE: ALK) today reported first quarter 2011 net income of $74.2 million, or $2.01 per diluted share, compared to net income of $5.3 million, or $0.15 per diluted share, in the first quarter of 2010. Excluding mark-to-market fuel hedge gains of $82.0 million ($51.0 million after tax, or $1.38 per diluted share) and CRJ-700 fleet transition costs of $10.1 million ($6.3 million after tax, or $0.17 per diluted share), the company reported record first quarter 2011 net income of $29.5 million, or $0.80 per diluted share, compared to net income of $13.1 million, or $0.36 per diluted share, excluding special items in the first quarter of 2010.
“We are pleased to report a record first-quarter profit. This quarter's results are due to strong passenger demand leading to a 16 percent, or $136 million, improvement in revenue. This profit is especially gratifying given the significant increase in fuel costs,” said Chairman and CEO Bill Ayer. “As we look ahead, fuel prices will be an even bigger challenge, but we are well positioned with our efficient fleet, diversified network and the fundamental changes we’ve made to our business over the past several years. Our people are operating a great airline and their hard work is paying off.”
The following table reconciles the company's adjusted net income and earnings per diluted share (EPS) during the first quarters of 2011 and 2010 to amounts as reported in accordance with GAAP (in millions except per-share amounts):

	Three months ended March 31,
	2011		2010
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net income and diluted EPS, excluding the items noted below:	$29.5	$0.80	$13.1	$0.36
CRJ-700 fleet transition costs, net of tax	(6.3)	(0.17)	—	—
Adjustments to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting, net of tax	51.0	1.38	(7.8)	(0.21)
Reported GAAP amounts	$74.2	$2.01	$5.3	$0.15

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on page 4 of this release.

A conference call regarding the first quarter results will be simulcast via the Internet at 8:30 a.m. Pacific time on Apr. 21, 2011. It can be accessed through the company's Web site at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com/investors.

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”
This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended Dec. 31, 2010. Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

###

Alaska Airlines and Horizon Air, subsidiaries of Alaska Air Group (NYSE: ALK), together serve more than 90 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Network Carriers” in the J.D. Power and Associates 2008, 2009 and 2010 North America Airline Satisfaction StudiesSM. For reservations, visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air Newsroom at alaskaair.com/newsroom.

Glossary of Terms

ASM - available seat miles, or “capacity” - represents total seats available across the fleet multiplied by the number of miles flown

RPM - revenue passenger miles, or “traffic” - the number of those available seats that were filled with paying passengers; one passenger traveling one mile is one RPM

RASM - total operating revenue divided by ASMs; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; commonly called “unit revenue” and represents the average total revenue for flying one seat one mile

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Yield - passenger revenue per RPM; this represents the average revenue for flying one passenger one mile

CASM - total operating costs per ASM; this represents all operating expenses including fuel and special items; commonly called “unit cost”

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Economic fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Mainline - represents flying on Alaska jets and all associated revenues and costs

Regional - represents operations whereby Horizon and, to a much lesser extent, another small carrier in the state of Alaska fly certain routes for Alaska using Horizon's or the other carrier's fleets

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
(in millions, except per share amounts)	2011	2010
Operating Revenues:
Passenger
Mainline	$702.4	$587.0
Regional	176.5	165.4
Total passenger revenue	878.9	752.4
Freight and mail	24.9	23.0
Other - net	61.4	54.2
Total Operating Revenues	965.2	829.6

Operating Expenses:
Wages and benefits	249.3	239.3
Variable incentive pay	16.4	17.9
Aircraft fuel, including hedging gains and losses	194.5	207.3
Aircraft maintenance	53.3	57.0
Aircraft rent	30.5	37.0
Landing fees and other rentals	57.9	55.9
Contracted services	43.5	39.6
Selling expenses	39.8	33.6
Depreciation and amortization	60.3	56.2
Food and beverage service	15.1	12.3
Other	60.7	47.8
CRJ-700 fleet transition costs	10.1	—
Total Operating Expenses	831.4	803.9
Operating Income	133.8	25.7

Nonoperating Income (Expense):
Interest income	7.6	7.5
Interest expense	(23.4)	(25.6)
Interest capitalized	1.8	1.7
Other - net	0.9	0.9
	(13.1)	(15.5)
Income Before Income Tax	120.7	10.2
Income tax expense	46.5	4.9
Net Income	$74.2	$5.3

Basic Earnings Per Share:	$2.06	$0.15
Diluted Earnings Per Share:	$2.01	$0.15
Shares Used for Computation:
Basic	35.994	35.667
Diluted	36.841	36.393

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2011	December 31, 2010

Cash and marketable securities	$1,042.5	$1,208.2

Total current assets	1,596.0	1,662.0
Property and equipment-net	3,202.2	3,117.1
Other assets	313.2	237.5
Total assets	$5,111.4	$5,016.6

Current liabilities	$1,484.4	$1,424.7
Long-term debt	1,275.2	1,313.0
Other liabilities and credits	1,181.7	1,173.5
Shareholders' equity	1,170.1	1,105.4
Total liabilities and shareholders' equity	$5,111.4	$5,016.6

Debt to Capitalization, adjusted for operating leases	65%:35%	67%:33%

Number of common shares outstanding	36.031	35.924

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

Consolidated Operations:(a)
	Three Months Ended March 31,
	2011		2010		Change
Revenue passengers (000)	5,752		5,225		10.1%
RPMs (000,000) "traffic"	5,853		5,048		15.9%
ASMs (000,000) "capacity"	7,112		6,350		12.0%
Passenger load factor	82.3%		79.5%		2.8	pts
Operating revenue per ASM (RASM)	13.57	¢	13.06	¢	3.9%
Passenger revenue per ASM (PRASM)	12.36	¢	11.85	¢	4.3%
CASM excluding fuel and CRJ-700 fleet transition costs(b)	8.81	¢	9.40	¢	(6.3)%
Economic fuel cost per gallon(c)	$2.87		$2.26		27.0%
Fuel gallons (000,000)	96.3		86.5		11.3%
Average number of full-time equivalent employees	11,884		11,698		1.6%

(a)    Except for revenue passengers, fuel gallons and full-time equivalent employees, data presented also includes information related to third party regional capacity purchase flying arrangements.
(b)    See page 10 for a reconciliation of this non-GAAP measure and Note A on page 12 for a discussion about why this measure may be important to investors.
(c)    See page 11 for a reconciliation of economic fuel cost.

ALASKA AIRLINES NON-GAAP FINANCIAL AND STATISTICAL DATA (unaudited)

	Three Months Ended March 31,
(in millions)	2011	2010
Operating Revenues:
Passenger
Mainline	$702.4	$587.0
Regional	176.5	76.1
Total passenger revenue	878.9	663.1
Other revenue	83.9	74.5
Total Operating Revenues	962.8	737.6

Operating Expenses:
Mainline operating expenses, excluding fuel	497.7	465.3
Mainline economic fuel(a)	238.4	162.4
Regional expense - paid to Horizon Air under CPA	94.6	66.4
Other regional operating expense, excluding fuel	38.3	6.0
Regional economic fuel(a)	38.1	—
Total Adjusted Operating Expenses(b)	907.1	700.1
	55.7	37.5

Nonoperating Expense	(8.9)	(10.9)
Adjusted Income before Income Tax(b)	$46.8	$26.6

Alaska Airlines Statistics:
	Three Months Ended March 31,
Mainline Jet Operating Statistics:	2011		2010		Change
Revenue passengers (000)	4,107		3,641		12.8%
RPMs (000,000) "traffic"	5,279		4,472		18.0%
ASMs (000,000) "capacity"	6,353		5,541		14.7%
Passenger load factor	83.1%		80.7%		2.4	pts
Yield per passenger mile	13.31	¢	13.13	¢	1.4%
Operating revenue per ASM (RASM)	12.36	¢	11.93	¢	3.6%
Passenger revenue per ASM (PRASM)	11.06	¢	10.59	¢	4.4%
CASM excluding fuel(b)	7.83	¢	8.40	¢	(6.8)%
Economic fuel cost per gallon(a)	$2.87		$2.25		27.6%
Fuel gallons (000,000)	83.1		72.3		14.9%
Average number of full-time equivalent employees	8,884		8,537		4.1%
Aircraft utilization (blk hrs/day)	10.4		9.3		11.8%
Average aircraft stage length (miles)	1,119		1,068		4.8%
Mainline operating fleet at period-end	117		112		5	a/c

Regional Operating Statistics:
RPMs (000,000) "traffic"	574		271
ASMs (000,000) "capacity"	759		369
Passenger load factor	75.6%		73.4%
Passenger revenue per ASM (PRASM)	23.25	¢	20.62	¢

(a)    See page 11 for a reconciliation of economic fuel cost.
(b)    See Note A on page 12 for a discussion about why this measure may be important to investors. "Adjusted" refers to these measures excluding certain items. See page 10 and 11 for reconciliation between adjusted amounts and the most directly comparable GAAP amount.

HORIZON AIR NON-GAAP FINANCIAL AND STATISTICAL DATA (unaudited)

	Three Months Ended March 31,
(in millions)	2011	2010
Operating Revenues:
Passenger
Brand revenue	$—	$89.3
Revenue from CPA with Alaska Airlines	94.6	66.4
Total passenger revenue	94.6	155.7
Other revenue	2.4	2.7
Total Operating Revenues	97.0	158.4

Operating Expenses:
Landing fees, rents & selling expenses(a)	—	30.4
All other non-fuel operating expenses	90.2	94.0
Non-fuel operating expenses	90.2	124.4
Economic fuel costs(a)	—	32.4
Total Adjusted Operating Expenses(b)	90.2	156.8
	6.8	1.6

Nonoperating Expense	(3.9)	(4.6)
Adjusted Income (Loss) Before Income Tax(b)	$2.9	$(3.0)

Horizon Air Operating Statistics:
	Three Months Ended March 31,
	2011		2010		Change
ASMs (000,000) "capacity"	742		793		(6.4)%
CASM excluding fuel(b)	12.16	¢	15.69	¢	NM (a)
Average number of full-time equivalent employees	3,000		3,161		(5.1)%
Operating fleet at period-end	54		58		(4) a/c

(a)    See Note B on page 12 for a discussion regarding Horizon Air's CPA agreement with Alaska Airlines.
(b)    See Note A on page 12 for a discussion about why this measure may be important to investors. "Adjusted" refers to these measures excluding certain items. See page 10 and 11 for reconciliation between adjusted amounts and the most directly comparable GAAP amount.
NM    Not meaningful

ALASKA AIR GROUP CONSOLIDATED FINANCIAL AND STATISTICAL DATA (unaudited)

Reconciliation of operating revenues:
	Three Months Ended March 31,
	2011		2010
Alaska Airlines operating revenues	$962.8		$737.6
Horizon Air operating revenues	97.0		158.4
Elimination of intercompany revenue	(94.6)		(66.4)
Consolidated operating revenues	$965.2		$829.6

Reconciliation of operating expenses:
	Three Months Ended March 31,
	2011		2010
Alaska Airlines adjusted operating expenses	$907.1		$700.1
Horizon Air adjusted operating expenses	90.2		156.8
Parent company expenses	0.6		0.9
Intercompany eliminations	(94.6)		(66.4)
Adjusted consolidated operating expenses	903.3		791.4
CRJ-700 fleet transition costs	10.1		—
Mark-to-market fuel-hedge (gains) losses	(82.0)		12.5
Consolidated operating expenses - GAAP	$831.4		$803.9

Reconciliation of income before income taxes:
	Three Months Ended March 31,
	2011		2010
Alaska Airlines adjusted income before income taxes	$46.8		$26.6
Horizon Air adjusted income before income taxes	2.9		(3.0)
Parent company income	(0.9)		(0.9)
Adjusted income before income taxes	48.8		22.7
CRJ-700 fleet transition costs	(10.1)		—
Mark-to-market fuel-hedge gains (losses)	82.0		(12.5)
Income before income taxes - GAAP	$120.7		$10.2

Reconciliation of consolidated CASM, excluding fuel:
	Three Months Ended March 31,
	2011		2010
Adjusted consolidated operating expenses	$903.3		$791.4
Less: economic fuel	(276.5)		(194.8)
Adjusted consolidated operating expenses, excluding fuel	$626.8		$596.6
Consolidated ASMs	7,112		6,350
CASM, excluding fuel and CRJ-700 fleet transition costs	8.81	¢	9.40	¢

FUEL RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

(in millions, except for per gallon amounts)	Three Months Ended March 31,
	2011		2010
	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$289.0	$3.00	$195.2	$2.26
Minus gains, or plus the losses, during the period on settled hedges	(12.5)	(0.13)	(0.4)	—
Economic fuel expense	$276.5	$2.87	$194.8	$2.26
Adjustments to reflect timing of (gain) or loss recognition resulting from mark-to-market accounting	(82.0)	(0.85)	12.5	0.14
GAAP fuel expense	$194.5	$2.02	$207.3	$2.40
Fuel gallons	96.3		86.5

Breakout of Fuel Expense:
(in millions, except for per gallon amounts)	Three Months Ended March 31,
	2011	2010
Mainline economic fuel expense	$238.4	$162.4
Regional economic fuel expense	38.1	32.4
Consolidated economic fuel expense	$276.5	$194.8

Mainline Economic Cost per Gallon Reconciliation:
(in millions, except for per gallon amounts)	Three Months Ended March 31,
	2011	2010
Mainline economic fuel expense	$238.4	$162.4
Mainline fuel gallons	83.1	72.3
Mainline economic cost per gallon	$2.87	$2.25

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our cost and unit cost metrics, we believe that we have better visibility into the results of our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted Income before Income Taxes and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as fleet transition costs, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group's operations are treated as an integrated route network intended to maximize the results of the company. However, the Company has historically had two primary operating and reporting segments, consisting of Alaska Airlines and Horizon Air, for which separate financial information is available and regularly evaluated by our chief operating decision maker in deciding how to allocate resources and assess performance.

Alaska operates a fleet of passenger jets ("mainline operations") and contracts with affiliated (Horizon) and non-affiliated third party carriers for regional capacity under which Alaska receives all passenger revenue from those flights. Horizon operates a fleet of turboprop and regional jet aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (the Horizon CPA). The Horizon CPA reflects what the Company believes are current market rates received by other regional carriers for similar flying. Amounts paid by Alaska to Horizon are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs.

Effective January 1, 2011, Horizon's business model changed such that 100% of it's capacity is sold to Alaska under the Horizon CPA. As is typical for similar arrangements, certain costs such landing fees, selling and distribution costs, and fuel costs directly related to regional flights operated by Horizon are now recorded by Alaska. Because of this change, Horizon's revenues and expenses and Alaska's Regional revenues and expenses have changed significantly on a year over year basis.

All inter-company revenues and expenses are eliminated in consolidated, and these changes have no impact on our consolidated results.